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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report included in this registration statement and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP

Houston, Texas
October, 23, 1999